UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  04/26/2005

UMB FINANCIAL CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-4887

MO	43-0903811
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of Principal Executive Offices, Including Zip Code)

(816) 860-7889
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On April 26, 2005, the shareholders of UMB Financial Corporation (the "Company") approved the UMB Financial Corporation Long-Term Incentive Compensation Plan (the "Plan") at the Company's Annual Meeting of Shareholders. The terms of the Plan are set forth in the proxy statement dated March 22, 2005 for the Company's Annual Meeting, and the description of the Plan in the section of the proxy statement titled "Proposal #3: Approval of the UMB Financial Corporation Long-Term Incentive Compensation Plan" is incorporated herein by reference.

Item 8.01.    Other Events

On April 26, 2005, UMB Financial Corporation issued a press release reporting that the Board of Directors has authorized the purchase of up to one million shares of the Company's common stock during the next 12 months. A copy of the press release is attached as exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 UMB Financial Corporation Long-Term Incentive Compensation Plan (incorporated herein by reference to Appendix B of the Company's definitive proxy statement filed with the Commission on March 21, 2005 for the 2005 Annual Meeting of Shareholders held on April 26, 2005).

Exhibit 99.1 Press release dated as of April 26, 2005 by UMB Financial Corporation reporting authorization of stock repurchase plan.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: April 26, 2005.	By:	/s/ Peter J. deSilva
Peter J. deSilva
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release